UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02. Results of Operations and Financial Condition	1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01. Financial Statements and Exhibits	3

SIGNATURES	4

EXHIBIT INDEX

EX-99.1: PRESS RELEASE

PURPOSE OF FILING

The purpose of this filing is to report to you: (i) that we have issued a press release announcing our financial results for the first quarter ended March 31, 2008 and (ii) actions taken by our Compensation & Benefits Committee with respect to our 2008 executive compensation program for our executive officers.

Item 2.02. Results of Operations and Financial Condition.

On May 7, 2008, we issued a press release announcing our financial results for the first quarter ended March 31, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Program

Our Compensation & Benefits Committee (the “Committee”) has taken a number of actions in support of our executive compensation program. This program is designed to:

•	Attract, motivate and retain top leadership by providing a total compensation opportunity that is competitive with the Company’s market for executive talent;

•	Ensure both a strong relationship between pay and Company performance and alignment of executive and shareholder interests; and

•	Reinforce behaviors that are consistent with the Company’s objective to drive total shareholder return through execution of its long term strategy.

By achieving these objectives the Committee believes that our executive compensation program will support the execution of the Company’s strategy and, in that way, continue to create shareholder value.

2008 Annual Cash Incentive Plan

The actions taken by the Committee include the approval of our 2008 Annual Cash Incentive Plan, which is awarded under the D&B Covered Employee Cash Incentive Plan (the “CIP”), as last approved by shareholders in 2006. This plan is intended to provide incentives to certain team members, including executive officers, in the form of cash award payments. Payments are based on performance against predetermined annual measures that were set by the Committee after a detailed review by the Board of Directors of the Company’s 2008 business plan.

The Company’s executive officers were designated by the Committee as participants in the CIP. Under the CIP, the Committee established a maximum annual cash incentive opportunity of eight-tenths of one percent of the Company’s 2008 earnings before income taxes for the Chief Executive Officer and five-tenths of one percent of the Company’s 2008 earnings before income taxes for each of the other executive officers of the Company. Actual annual cash incentive payouts to the Chief Executive Officer and other executive officers of the Company may be less than these maximums.

In determining incentive payouts under this plan, the Committee will consider: (i) the Company’s overall performance; and (ii) an adjustment for the achievement of individual goals and an assessment of the individual’s demonstrated leadership competencies. The Committee also utilizes a Company Scorecard, as further described below, when considering total incentive payouts.

With respect to Company performance, the Committee considers performance against five measures or goals weighted as follows: 25% to Company-wide core revenue growth; 25% to growth in diluted earnings per share (“EPS”) and total operating income; 20% to our Customer Satisfaction Index (as measured by the Company’s Voice of the Customer Survey); 20% to our Strategy Execution goal that measures progress toward driving top line growth; and 10% to our Winning Culture Index (as measured by our Winning Culture Survey). In considering such performance metrics, the Committee may exclude the impact of non-core gains and charges or extraordinary items. A target level of performance has been established for each performance goal, which will result in a full incentive payout being earned if the target for the measure is achieved. Achievement below the target will result in a smaller or no incentive payout for that measure and achievement above the target will yield a larger incentive payout. The potential range of incentive payout for each performance goal is from 0% to 200%; however, the aggregate incentive payout for all performance goals may not exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula set forth above.

The Company performance metric as applied to each individual will be further adjusted based on the executive’s achievement of individual goals and assessed demonstration of leadership competencies. Such adjustment may range from 0% to 200% times the Company performance component; provided, however, that in no instance will such adjustment result in an individual receiving an incentive in excess of the maximum annual cash incentive opportunity generated by the pre-tax earnings formula.

In exceptional cases, the Committee, in its sole discretion, may apply additional positive or negative adjustments to payouts to individual executive officers, including the Chairman and CEO. In no instance, however, will such adjustments exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula.

To ensure that total cash incentive payments to all participants including the executive officers are aligned with overall Company results, performance will also be reviewed against the criteria established by the Company’s Scorecard for 2008 that was approved by the Committee. The Company Scorecard is based on three performance criteria: first, Company-wide 2008 core revenue growth; second, 2008 growth in EPS; and third, a principles-based assessment by the Committee of the Company’s overall performance. Upon review of performance against these criteria, the Committee may increase or decrease the size of the total incentive pool to ensure alignment with overall Company results. In no instance will the Company Scorecard exceed the maximum annual cash incentive for the Chairman and CEO and other executive officers of the Company as determined by the pre-tax earnings formula.

2008 Performance-based Restricted Stock Opportunity

To the cash component of our executive compensation program we also add an equity component. Where cash is tied to the achievement of short-term results, equity is directly linked to the creation of increased shareholder value over the longer term. Under our long-term incentive program, 50% of the total value of the executive’s equity compensation is in the form of a maximum performance-based restricted stock opportunity with the remaining 50% in the form of non-qualified stock options.

The performance-based restricted stock opportunity reinforces our pay for performance objective in that any actual award of restricted stock must be earned based on attainment of the same performance goals that are used in the target annual cash incentive plan. The goals and process described above will also be used at the conclusion of 2008 to determine actual restricted stock grants relative to the maximum 2008 performance-based restricted stock opportunity provided to the Chairman & CEO and other executive officers. However, unlike the annual cash incentive plan, the performance-based restricted stock opportunity is a maximum opportunity, not a target opportunity. If, for example, the executive officer’s actual cash incentive expressed as a percent of his or her target cash incentive opportunity is 125%, then the performance-based restricted stock award would be capped at 100% since the restricted stock opportunity is a maximum and there is no additional upside.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated May 7, 2008 (furnished pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Jeffrey S. Hurwitz
Jeffrey S. Hurwitz
Senior Vice President, General
Counsel and Corporate Secretary

DATE: May 7, 2008

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated May 7, 2008 (furnished pursuant to Item 2.02).